LAFAYETTE BANK AND TRUST COMPANY
        DIRECTORS' DEFERRED COMPENSATION PLAN

     BE IT RESOLVED by the Board of Directors of
Lafayette Bank and Trust Company (the Bank) that effective December 14, 1987, there is hereby established and adopted an unfunded deferred compensation plan (the
Plan) for directors of the Bank with respect to their director fees (sometimes referred to as the Fees), the terms and conditions of which are as follows:
     (1) The Plan shall be unfunded so that the Bank is under merely a contractual duty to make payments when due under the Plan. The promise to pay shall not be represented by notes and shall not be secured in any way.

     (2)  On or before December 31 of any year, a
          director may elect, by written notice to the Secretary of the Bank, to defer receipt of his or her Fees for the succeeding calendar year.
          A person elected to fill a vacancy on the board and who was not a director on the preceding December 31, or whose term of office did not begin until after such date, may elect, before his or her term begins, to defer his or her Fees for the balance of such calendar year and for succeeding calendar years.

     (3) An election to defer Fees shall continue from year to year until the year in which a participating director starts to receive payment from his or her Account pursuant to
          Section 5 of the Plan unless the director terminates it in writing as indicated herein.
          A director may terminate the deferral of Fees with respect to subsequent years by giving written notice of such prospective termination on or before December 31 of the year preceding the year for which termination is effective.
          Such termination shall affect only subsequent years. No amount deferred under this Plan shall be paid to a director except as provided herein.

     (4)  The Bank shall maintain a book account (the
          Account) for each director participating in the Plan. The Bank shall credit to the Account of each participating director his or her deferred Fees as of the date the Fees were earned and would otherwise have been paid to the participating director. In addition, on the last day of each calendar year, the Account of each participating director as of the first day of such year shall be credited with interest based on the interest rate paid by the Bank on twelve (12) month Certificates of Deposit issued by the Bank at the opening of business on the first business day of such year. Also, on the last day of each calendar year, the Account of each participating director shall be credited with interest, based upon the interest rate set forth in the preceding sentence, for the deferred Fees which have been credited to the Account during the year, based upon the portion of the year each deferred amount is credited to the participating director's Account. The value of each Account after all interest credits have been made for the year will represent the beginning balance for the next year.

     (5) At the time an initial election is made to participate in the Plan, each director shall make an irrevocable election of either Option
          (i) or Option (ii) set forth below for the time when payment of amount credited to the participating director's Account shall commence.

                   Option (i).  Payment of the amounts
              credited to the participating director's
              Account shall commence on the January 31 of the year following the year in which the participating director ceases to serve as a member of the Bank's Board of Directors. However, if the participating director remains on the Bank's Board of Directors after he or she has attained age sixty (60), payment shall commence on the January 31 of the year following the year in which the participating director has attained age sixty (60). In lieu of having payment commence on the date specified in the preceding sentence, the participating director may designate an age which is more than sixty (60) years but which does not exceed seventy (70) years, and payment shall commence on the January 31 of the year following the year in which the participating director has attained the age so designated. This designation shall be made by an irrevocable election at the time an initial election is made to participate in the Plan.

                   Option (ii).  If the participating
              director ceases to serve on the Bank's
              board of directors prior to attaining age sixty (60), the Bank shall continue to maintain the book account for the former director and credit interest to said book account as provided above. Payment of the amounts credited to the former director's Account shall commence on the January 31 of the year following the year in which the former director has attained age sixty (60). In lieu of having payment commence on the date specified in the preceding sentence, the participating director may designate an age which is more than sixty (60) years but which does not exceed seventy (70) years, and payment shall commence on the january 31 of the year following the year in which the participating director has attained the age so designated. This designation shall be made by an irrevocable election at the time an initial election is made to participate in the Plan.

     (6) At the time an initial election is made to participate in the Plan, each director shall make an irrevocable election to receive payment of the amounts credited to the participating director's Account in a lump sum, or in substantially equal monthly installments over a period of years to be determined by the participating director, not to exceed fifteen (15) years. In the event that participating director elects an installment payment option, monthly payments shall include interest on the unpaid balance of the participating director's Account. The rate of interest to be used for this purpose shall be based on the interest rate paid by the Bank on twelve (12) month Certificates of Deposit issued by the Bank at the opening of business on the first business day of the year in which the initial payment is to be made to the participating director.

     (7) If a participating director dies prior to the commence of payments under the Plan, the amounts credited in the participating director's Account at the time of his or her death shall be paid by the Bank to the person named as beneficiary of the Account. The director shall designate a beneficiary by delivering a written notice of such designation to the Secretary of the Bank.
          Payment from the Bank shall be in the form of a single lump sum or in monthly installment payments in accordance with Section 6 above over a period of either five (5) years, ten
          (10) years or fifteen (15) years. The manner of payment shall be selected by the beneficiary, subject, however, to approval by the Executive Committee of the board of directors. If no selection is made by the beneficiary, payment shall be in the form of monthly installment payments over a period of five (5) years. Payment from the Bank shall commence on the last day of the month following the month in which the director's death occurs (with interest in the Account to be credited accordingly). However, the beneficiary may elect, subject to approval by the Executive Committee of the board of directors, to defer commencement of the payment until the January 31 of the year following the year in which the deceased director would have attained age seventy (70).
          If the named beneficiary dies before payments have been completed, then the balance of the Account at the time of the beneficiary's death shall be paid in a single lump sum to the named beneficiary's estate as soon as practicable following the named beneficiary's death. If no named beneficiary is living at the time of a participating director's death, the amount in the Account at the time of the director's death (with applicable interest credited to such account) shall be paid in a single lump sum to the deceased director's estate with payment to be made on the last day of the month following the month in which the director's death occurs.

     (8)  If a participating director elects an
          installment payment option and the director dies after monthly installments have commenced but before the required number of payments have been completed, the Bank shall continue the monthly payments to the director's named beneficiary. However, subject to the approval by the Executive Committee of the board of directors, the named beneficiary may request payment of the balance of the deceased director's Account in a single lump sum. In the event the named beneficiary dies before the required number of payments have been completed, or in the event that no named beneficiary is living at the time of a participating director's death, then the balance in the Account upon the beneficiary's death or upon the director's death, as applicable, shall be paid in accordance with the provisions set forth in Section 7 above.

     (9) Notwithstanding the distribution provisions contained above, a participating director may, subject to the approval by the Executive
          Committee of the board of directors, withdraw all or a portion of his or her Account in the event of a heavy and immediate financial emergency resulting from circumstances beyond the director's control which would cause the director great hardship if early withdrawal of funds from the Account was not permitted. The amount of any withdrawal made shall not exceed the amount which is necessary to alleviate the financial emergency. In order to qualify for a distribution pursuant to this section, the director must submit a written request for withdrawal to the Executive Committee of the board of directors which should detail the circumstances of the financial emergency. The
          Executive Committee may request additional information in order to satisfy itself of the existence of a financial emergency. The
          Executive Committee's determination of
          existence of a financial emergency, and its determination of the amount, if any, necessary to alleviate the financial emergency, shall be conclusive and binding on all parties.

     (10) The chief executive officer of the Bank shall be empowered to place the Plan in effect under such additional conditions the terms as shall not be inconsistent with the terms stated above and as shall not jeopardize the status of the Plan as a deferred compensation plan allowing a director of the Bank not to include deferred amounts (including interest) in gross income under Federal Income Tax laws until the taxable year or years such amounts are actually paid.
          LAFAYETTE BANK AND TRUST COMPANY
        DIRECTORS' DEFERRED COMPENSATION PLAN
      PARTICIPATION AGREEMENT AND ELECTION FORM

     I, __________________________, hereby elect to defer
receipt of all directors fees from Lafayette Bank and Trust Company for the calendar year beginning January 1, 19____, and all succeeding calendar years in accordance with the terms and provisions of the Lafayette Bank and Trust Company Directors' Deferred Compensation Plan adopted on December ______, 1987.
     I irrevocably elect to have payments under said Plan commence (choose one)
     ____ (i) On the January 31 of the year following the year I ceased to serve on the Bank's board of directors if such cessation occurs prior to my attaining age sixty (60). If I am serving on the Bank's board of directors after I have attained age sixty (60), payments shall commence on the January 31 of the year following the year in which I attain age
          ______ (the age designated must be at least 60 but cannot exceed 70) or cease to serve on the Bank's board of directors, whichever occurs first.
     ____ (ii) On the January 31 of the year following the year in which I attain age ______ (the age designated must be at least 60 but cannot exceed 70) even though I have ceased serving on the Bank's board of directors prior to my sixtieth (60th) birthday.
     I irrevocably elect to have the amount in my Account paid as follows: (choose one)
     ____ (i) In a single lump sum.
     ____ (ii)In monthly installments over a period of
              ______ years (cannot exceed 15 years).
     I hereby designate ____________________________ as
beneficiary and ____________________________________ as
contingent beneficiary of my interest in the Directors
Deferred Compensation Plan. I may change the designation of beneficiary by providing written notice of such change to the Secretary of the Bank.
     Dated this ______ day of _________________________.

                             __________________________
                                  Director



Received on this ______ day of ______________________.


_______________________________________________
Secretary, Lafayette Bank and Trust Company